10.16 Irrevocable Maximum Guarantee Letter, dated April 15, 2011, issued to
China Merchant Bank, Jinan Branch, by Shandong Runyin Bio-chemical, for a RMB 10 million loan
•	Main Contents
•	Contract No.: 2011 Nian Zhao Ji 60 Bao Zi No. 21110403
•	Execution Date: April 15, 2011
•	Guarantor: Shandong Runyin Bio-chemical;
•	Loaner: China Merchants Bank, Jinan Branch;
•	Borrower: Shandong Xiangrui Pharmacy Co., Ltd
•
To ensure the performance of the borrower’s obligations and the effectuation of the loaner’s rights under the Credit Extension Agreement (Ref. 2011 Nian Zhao Ji 60 Zi No. 21110403) (Hereafter as “main contract”) entered between and by the borrower and the loaner dated April 15, 2011, the guarantor willing to bear the joint responsibility of guaranty as the maximum of RMB 10,000,000 Yuan from April 15, 2011 to April 14, 2012 under the main contract.

•	Type of the guaranty: The guaranty is a joint responsibility guaranty.
•	Term of guaranty: The term of the guaranty responsibility is two years after the expired date of each specific credit extension term.
•
Guaranty scope: The guaranty scope is the principal, interest, expense, default interest, damage, penalty, and other cost under the main contract as the maximum of RMB 10,000,000 Yuan, includes but not limits to fees of suit, fees of arbitration, fees of attachment, fees of assessment, fees of auction, fees of enforcement, fees of legal service.

•	Headlines of the articles omitted
•	Independence
•	The commitment of the guarantor
•	Abstention
•	Dispute Settlement
•	Nomenclature
•	Notice
•	Effectiveness
•	Transaction of the loan
•	Miscellaneous